Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED FUNDING 1 LIQUIDITY
FACILITY AGREEMENT

DATED 12th March, 2004

PERMANENT FUNDING (NO. 1) LIMITED

as Funding 1

and

JPMORGAN CHASE BANK

as Funding 1 Liquidity Facility Provider

and

HALIFAX plc

as Cash Manager

and

THE BANK OF NEW YORK
as Security Trustee

London

CONTENTS

Clause

1.	Definitions and Interpretation
2.	The Funding 1 Liquidity Facility
3.	Purpose
4.	Conditions Precedent
5.	Drawdown
6.	Repayment
7.	Cancellation
8.	Interest
9.	Payments
10.	Taxes
11.	Market Disruption
12.	Increased Costs
13.	Illegality
14.	Representations and Warranties
15.	Undertakings
16.	Default
17.	Fees
18.	Enforcement and Subordination
19.	Expenses
20.	Stamp Duties
21.	Indemnities
22.	Evidence and Calculations
23.	Amendments and Waivers
24.	Changes to the Parties
25.	Disclosure of Information
26.	Set-Off
27.	Severability
28.	Counterparts
29.	Notices
30.	Third Party Rights
31.	Governing Law
32.	Submission to Jurisdiction

Schedule

1.	Conditions Precedent Documents
2.	Calculation of the Mandatory Liquid Asset Cost
3.	Form of Funding 1 Liquidity Facility Request
4.	Form of Novation Certificate
5.

Signatories

THIS AMENDED AND RESTATED FUNDING 1 LIQUIDITY FACILITY AGREEMENT is dated 12th March, 2004

BETWEEN:

(1)                                  PERMANENT FUNDING (NO. 1) LIMITED, (registered number 4267660) whose registered office is Blackwell House, Guildhall Yard, London EC2V 5AE (Funding 1);

(2)                                  JPMORGAN CHASE BANK, acting through its offices at 125 London Wall, London EC2Y 5AJ acting in its capacity as the Funding 1 Liquidity Facility Provider;

(3)                                  HALIFAX plc, a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacity as Cash Manager; and

(4)                                  THE BANK OF NEW YORK, acting through its offices at 48th Floor, One Canada Square, London E14 5AL in its capacity as Security Trustee, which expression shall include such company and all other persons or companies for the time being acting as security trustee (or co-trustee) pursuant to the terms of the Funding 1 Deed of Charge.

WHEREAS:

(A)                              The parties hereto entered into the Funding 1 Liquidity Facility Agreement (as amended and restated by this Agreement and from time to time, the Funding 1 Liquidity Facility Agreement) to assist Funding 1 in, among other things, (i) making Eligible Liquidity Facility Principal Repayments and (ii) meeting its interest payment liabilities in respect of relevant Term Advances from time to time.

(B)                                Upon the terms and subject to the conditions set out in the Funding 1 Liquidity Facility Agreement, the Funding 1 Liquidity Facility Provider agreed to make a Funding 1 Liquidity Facility available to Funding 1 on and subject to the terms set out in the Funding 1 Liquidity Facility Agreement.

(C)                                The parties to the Funding 1 Liquidity Facility Agreement have agreed to amend and restate the terms of that Agreement as set out herein.

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 12th March, 2004 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the Master Definitions and Construction Schedule) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Master Definitions and Construction Schedule.

1.2                               This Agreement amends and restates the Funding 1 Liquidity Facility Agreement made on 14th June, 2002 as amended and restated on the 6th March, 2003 and as further amended and restated on 25th November, 2003 (the Principal Agreement).  As of the date of this Agreement, any future rights or obligations (excluding such obligations accrued to the date of this Agreement) of a party under the Principal Agreement shall be extinguished and shall instead be governed by this Agreement.

1.3                               Construction

The Security Trustee has agreed to become a party to this Agreement only for the purpose of taking the benefit of Clauses 2.3 (Extension), 5.1(b) (Funding 1 Liquidity Drawings), 5.2(a), (b) and (d) (Stand by Drawings), 6(b) and (c) (Repayment), 14.1 (Representations and warranties by Funding 1), 7.2 (Voluntary Cancellation), 7.3 (Additional right of prepayment and cancellation), 14 (Representations and warranties). 15.2 (Financial information), 18 (Enforcement and Subordination), 24 (Changes to the Parties) and 29 (Notices) and for agreeing amendments to this Agreement pursuant to Clause 23 (Amendments and waivers) and for the better preservation and enforcement of its rights under the Funding 1 Deed of Charge and (without prejudice to the terms of the Funding 1 Deed of Charge), other than as specified above, the Security Trustee shall assume no obligations or liabilities whatsoever to the Funding 1 Liquidity Facility Provider or Funding 1 by virtue of the provisions of this Agreement.

2.                                      THE FUNDING 1 LIQUIDITY FACILITY

2.1                               Facility

Subject to the terms of this Agreement, the Funding 1 Liquidity Facility Provider grants to Funding 1 the  Funding 1 Liquidity Facility.  The Funding 1 Liquidity Facility may be utilised by way of Funding 1 Liquidity Facility Drawings or Funding 1 Liquidity Facility Stand-by Drawings.

2.2                               Facility Limits

The aggregate principal amount of the Funding 1 Liquidity Facility Loan shall not at any time exceed the Funding 1 Liquidity Facility Commitment.  The Funding 1 Liquidity Facility Provider is not obliged to lend more than the Funding 1 Liquidity Facility Commitment.

Save as otherwise provided in the Agreement (including, for the avoidance of doubt, Clause 7 (Cancellation)), if any of the following shall occur, the Funding 1 Liquidity Facility Commitment shall be reduced in the manner provided:

(a)                                  if the First Issuer Intercompany Loan is repaid in full or is otherwise cancelled, the Liquidity Facility Commitment shall be reduced by the lesser of £60,000,000 and an amount which the Rating Agencies have confirmed will have no material adverse effect on the then current ratings of any Notes of any Issuer (or if the rating of any of the Notes of any Issuer has been downgraded, an amount which will not prevent the restoration of such rating); or

(b)                                 if the Second Issuer Intercompany Loan is repaid in full or is otherwise cancelled, the Liquidity Facility Commitment shall be reduced by the lesser of £47,500,000 and an amount which the Rating Agencies have confirmed will have no material adverse effect on the then current ratings of any Notes of any Issuer (or if the rating of any of the Notes of any Issuer has been downgraded, an amount which will not prevent the restoration of such rating); or

(c)                                  if the Third Issuer Intercompany Loan is repaid in full or is otherwise cancelled, the Liquidity Facility Commitment shall be reduced by the lesser of £42,500,000 and an amount which the Rating Agencies have confirmed will have no material adverse effect on the then current ratings of any Notes of any Issuer (or if the rating of any of the Notes of any Issuer has been downgraded, an amount which will not prevent the restoration of such rating);

(d)                                 if the Fourth Issuer Intercompany Loan is repaid in full or is otherwise cancelled, the Liquidity Facility Commitment shall be reduced by an amount which the Rating Agencies have confirmed will have no material adverse effect on the then current ratings of any Notes of any Issuer (or if the rating of any of the Notes of any Issuer has been downgraded, an amount which will not prevent the restoration of such rating.

2.3                               Extension

(a)                                  Save as otherwise provided in this Agreement, Funding 1 (or the Security Trustee or the Cash Manager on its behalf) may deliver, not more than 60 days and not less than 30 days before the end of the Funding 1 Liquidity Facility Commitment Period, to the Funding 1 Liquidity Facility Provider an irrevocable request in writing that the Funding 1 Liquidity Facility Commitment Period should be extended (an Extension Request) to a date that is not more than (subject to Clause 2.3(d) below) 364 days from the last day of the then current Funding 1 Liquidity Facility Commitment Period.

(b)                                 The Funding 1 Liquidity Facility Provider shall promptly send the Security Trustee a copy of any Extension Request received by it.

(c)                                  If the Funding 1 Liquidity Facility Provider wishes to accept an Extension Request then the Funding 1 Liquidity Facility Provider shall, not more than 15 days after receipt of the Extension Request, deliver to Funding 1 (with a copy to the Security Trustee) an irrevocable notice (a Notice of Extension) that the Funding 1 Liquidity Facility Provider has consented to the Extension Request.  Failure to deliver such a Notice of Extension within the 15-day time period referred to above shall be deemed to constitute a refusal to grant an extension of the Funding 1 Liquidity Facility Commitment Period.

(d)                                 The Funding 1 Liquidity Facility Provider is not obliged to agree to extend the Funding 1 Liquidity Facility Commitment Period and in no event may it be extended beyond the Repayment Date, being the earlier to occur of:

(i)                                     the date when the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan, the Third Issuer Intercompany Loan and the Fourth Issuer Intercompany Loan have been repaid in full; and

(ii)                                  the Funding 1 Interest Payment Date in June 2042 (unless the parties hereto agree to extend the provision of the Funding 1 Liquidity Facility beyond such date).

2.4                               Change of currency

(a)                                  If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in the Funding 1 Liquidity Documents to, and any obligations arising under the Funding 1 Liquidity Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Funding 1 Liquidity Facility Provider; and

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Funding 1 Liquidity Facility Provider acting reasonably.

(b)                                 If a change in any currency of a country occurs, this Agreement will be amended to the extent the Funding 1 Liquidity Facility Provider specifies to be necessary to reflect the change in currency and to put the Funding 1 Liquidity Facility Provider in the same position, so far as possible, that it would have been in if no change in currency had occurred.

3.                                      PURPOSE

(a)                                  Funding 1 (or the Cash Manager on behalf of Funding 1) shall apply each Funding 1 Liquidity Facility Drawing to meet a Funding 1 Liquidity Shortfall existing at that time, to the extent that it relates to payment obligations of Funding 1 arising in connection with the First Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement or the Fourth Issuer Intercompany Loan Agreement.  For the avoidance of doubt, the parties agree that the Funding 1 Liquidity Facility will be available notwithstanding that one or more (but not all) of the First Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement or the Fourth Issuer Intercompany Loan Agreement may have been repaid in full or cancelled, subject to any reduction of the Funding 1 Liquidity Facility Commitment in accordance with Clause 2.2 (Facility Limits).

(b)                                 Funding 1 (or the Cash Manager on behalf of Funding 1) shall apply a Funding 1 Liquidity Facility Stand-by Drawing for the purposes set out in Clause 5.2 (Stand-by Drawings).

(c)                                  Without affecting the obligations of Funding 1 in any way, the Funding 1 Liquidity Facility Provider is not bound to monitor or verify the application of any Funding 1 Liquidity Facility Drawing.

4.                                      CONDITIONS PRECEDENT

4.1                               Documentary conditions precedent

The obligations of the Funding 1 Liquidity Facility Provider to Funding 1 under this Agreement are subject to the condition precedent that the Funding 1 Liquidity Facility Provider has notified Funding 1 that it has received all of the documents set out in Schedule 1 and that each is in form and substance satisfactory to it.

4.2                               Further conditions precedent

(a)                                  The obligation of the Funding 1 Liquidity Facility Provider to make a Funding 1 Liquidity Facility Drawing available is subject to the further conditions precedent that on both the date of the Funding 1 Liquidity Facility Request and the Funding 1 Liquidity Facility Drawdown Date for that Funding 1 Liquidity Facility Drawing:

(i)                                     no Asset Trigger Event has occurred;

(ii)                                  no Funding 1 Liquidity Facility Default is outstanding or would result from the making of the Funding 1 Liquidity Facility Drawing; and

(iii)                               no or insufficient amounts are available for drawing from the Reserve Funds in order to pay the liabilities in respect of which the relevant Funding 1 Liquidity Facility Drawing is to be applied.

(b)                                 The obligation of the Funding 1 Liquidity Facility Provider to make a Funding 1 Liquidity Facility Drawing available for the purpose of a Funding 1 Liquidity Revenue Shortfall is subject to the further conditions precedent that, on the Funding 1 Liquidity Facility Drawdown Date for that Funding 1 Liquidity Facility Drawing, Funding 1 (or the Cash Manager on its behalf) provides confirmation to the Funding 1 Liquidity Facility Provider that:

(i)                                     in respect of any Funding 1 Liquidity Facility Drawing to assist the payment of interest on the relevant Term AAA Advances, the debit balance on the relevant AAA Principal Deficiency Sub-Ledger is not in an amount equal to or in excess of 50 per cent. of the principal amount outstanding of the relevant Term AAA Advances;

(ii)                                  in respect of any Funding 1 Liquidity Facility Drawing to assist the payment of interest on the relevant Term AA Advances, the debit balance on the relevant AA Principal Deficiency Sub-Ledger is not in an amount equal to or in excess of 50 per cent. of the principal amount outstanding of the relevant Term AA Advances;

(iii)                               in respect of any Funding 1 Liquidity Facility Drawing to assist the payment of interest on the relevant Term A Advances, the debit balance on the relevant A Principal Deficiency Sub-Ledger is not in an amount equal to or in excess of 50 per cent. of the principal amount outstanding of the relevant Term A Advances; and

(iv)                              in respect of any Funding 1 Liquidity Facility Drawing to assist the payment of interest on the relevant Term BBB Advances, the debit balance on the relevant BBB Principal Deficiency Sub-Ledger is not in an amount equal to or in excess of 50 per cent. of the principal amount outstanding of the relevant Term BBB Advances.

(c)                                  The obligation of the Funding 1 Liquidity Facility Provider to make a Funding 1 Liquidity Facility Drawing available for the purpose of a Funding 1 Liquidity Principal Shortfall is subject to the further conditions precedent that, on the Funding 1 Liquidity Facility Drawdown Date for that Funding 1 Liquidity Facility Drawing, Funding 1 (or the Cash Manager on its behalf) provides confirmation to the Funding 1 Liquidity Facility Provider that:

(i)                                     if a Non-Asset Trigger Event has occurred, then a Funding 1 Liquidity Facility Drawing will be utilised only to make Eligible Liquidity Facility Principal Repayments on the respective Final Repayment Date of each relevant Term Advance (in accordance with paragraph (b) of the definition of Eligible Liquidity Facility Principal Repayments); and

(ii)                                  if an Asset Trigger Event has occurred, then a Funding 1 Liquidity Facility Drawing will not be utilised to make Eligible Liquidity Facility Principal Repayments (in accordance with the last paragraph of the definition of Eligible Liquidity Facility Principal Repayments).

5.                                      DRAWDOWN

5.1                               Funding 1 Liquidity Facility Drawings

(a)                                  If, on the Business Day immediately preceding a relevant Funding 1 Interest Payment Date,

the Cash Manager determines that, on the relevant Funding 1 Interest Payment Date, a Funding 1 Liquidity Shortfall will arise, the Cash Manager will direct Funding 1 to make a Funding 1 Liquidity Facility Drawing on the Business Day immediately preceding that Funding 1 Interest Payment Date, subject to the terms of this Agreement, for all or any of the purposes set out in Clause 3 (Purpose) (as appropriate) and, subject to the limits set out in Clause 2.2 (Facility limits), in an amount equal to the Funding 1 Liquidity Shortfall.

(b)                                 Funding 1 (or Cash Manager on behalf of Funding 1) will serve on the Funding 1 Liquidity Facility Provider a Funding 1 Liquidity Facility Request (substantially in the form set out in Schedule 3 to this Agreement) for each Funding 1 Liquidity Facility Drawing, such request to be given by facsimile in accordance with Clause 29 (Notices) of this Agreement to be received by the Funding 1 Liquidity Facility Provider not later than 10.00 a.m. on the Business Day immediately preceding the proposed Funding 1 Liquidity Facility Drawdown Date.

(c)                                  No Funding 1 Liquidity Drawing may be made, or requested to be made, on or after the last day of the then current Funding 1 Liquidity Facility Commitment Period.

5.2                               Funding 1 Liquidity Facility Stand-by Drawings

(a)                                  The Funding 1 Liquidity Provider shall, upon becoming aware of a Relevant Event, promptly notify Funding 1, the Security Trustee and the Cash Manager in writing of that fact.

(b)                                 If a Relevant Event occurs, Funding 1 (or the Security Trustee or the Cash Manager on behalf of Funding 1) may, subject to the terms of this Agreement, and after serving a Funding 1 Liquidity Facility Request on the Funding 1 Liquidity Facility Provider, make a Funding 1 Liquidity Facility Stand-by Drawing equal to the undrawn portion of the Funding 1 Liquidity Facility Commitment at that time provided that such Funding 1 Liquidity Facility Stand-by Drawing shall be used only in accordance with paragraph (e) below.  No Funding 1 Liquidity Facility Stand-by Drawing may be made or requested to be made after the end of the Funding 1 Liquidity Facility Commitment Period.

(c)                                  Upon making a Funding 1 Liquidity Facility Stand-by Drawing, Funding 1 (or the Security Trustee or the Cash Manager on behalf of Funding 1) shall forthwith pay the Funding 1 Liquidity Facility Stand-by Drawing into the Funding 1 Liquidity Facility Stand-by Account, which shall be an account with the Funding 1 Liquidity Facility Provider if the Relevant Event leading to the making of the Funding 1 Liquidity Facility Stand-by Drawing is of the type described in paragraph (b) of the definition of Relevant Event, and, otherwise with the Account Bank.

(d)                                 Subject to the terms of the Funding 1 Deed of Charge, interest earned on the Funding 1 Liquidity Facility Stand-by Account, together with any income derived from any Authorised Investments made in accordance with paragraph (e)(iii) below using amounts standing to the credit of the Funding 1 Liquidity Facility Stand-by Account from time to time, shall belong to and be for the account of Funding 1 (and Funding 1 shall be entitled to withdraw and retain such interest earned).

(e)                                  Amounts from time to time standing to the credit of the Funding 1 Liquidity Facility Stand-by Account shall belong to Funding 1 and the Funding 1 Liquidity Facility Provider shall not have any proprietary interest or Security Interest in such amounts save as arises under the Funding 1 Deed of Charge.  Other than as referred to in paragraph (d) above, Funding 1 (or the Security Trustee or the Cash Manager on behalf of Funding 1) shall only make withdrawals from the Funding 1 Liquidity Facility Stand-by Account:

(i)                                     in such circumstances and in such amount as it would otherwise have been able to make a Funding 1 Liquidity Drawing pursuant to Clause 5.1 (Funding 1 Liquidity Drawings), which withdrawal shall be deemed to be a Funding 1 Liquidity Drawing made under Clause 5.1; or

(ii)                                  in order to make a repayment of a Funding 1 Liquidity Facility Stand-by Drawing in accordance with Clause 6 (Repayment); or

(iii)                               in order to invest funds standing to the credit of the Funding 1 Liquidity Facility Stand-by Account in Authorised Investments (the nature and characteristics of which Authorised Investments Funding 1 will notify to the Funding 1 Liquidity Facility Provider at the same time as making the payment described in Clause 5.2(d)), but not otherwise, and the amounts of the Funding 1 Liquidity Facility Stand-by Drawing shall be reduced by the amount of such deemed Funding 1 Liquidity Drawings or, as the case may be, repayment.

5.3                               Payment of Proceeds

Subject to the terms of this Agreement, the Funding 1 Liquidity Facility Provider shall make each Funding 1 Liquidity Facility Loan available for Funding 1 on the relevant Funding 1 Liquidity Facility Drawdown Date and shall remit each Funding 1 Liquidity Facility Loan to Funding 1 by noon on the relevant Funding 1 Liquidity Facility Drawdown Date or, if LIBOR is determined otherwise than in accordance with paragraph (a) of its definition, by 2.00 p.m. on the relevant Funding 1 Liquidity Facility Drawdown Date.

6.                                      REPAYMENT

(a)                                  Subject as provided below and subject to Clause 7.2 (Voluntary Cancellation), Clause 18 (Enforcement and Subordination) and Clause 21.2 (Other indemnities) on the earlier of:

(i)                                     the immediately succeeding Funding 1 Interest Payment Date; and

(ii)                                  the Repayment Date,

Funding 1 shall repay the outstanding balance of the Funding 1 Liquidity Drawing, if any, from Funding 1 Available Principal Receipts (but only to the extent that the Funding 1 Liquidity Drawing has been made to meet Funding 1 Liquidity Principal Shortfalls (if any)) and from Funding 1 Available Revenue Receipts (but only to the extent that the Funding 1 Liquidity Drawing has been made to meet Funding 1 Liquidity Revenue Shortfalls (if any)) as at the opening of business on such date.  Other than on the Repayment Date and subject to the terms of this Agreement, Funding 1 may draw a new Funding 1 Liquidity Drawing or rollover an existing Funding 1 Liquidity Drawing for the purposes of this paragraph (a).  Funding 1 Liquidity Drawings so repaid may be redrawn in accordance with and subject to the terms of this Agreement.

(b)                                 While a Funding 1 Liquidity Facility Stand-by Drawing is outstanding, any amount that has been withdrawn from the Funding 1 Liquidity Facility Stand-by Account shall be repaid by crediting such amount to the Funding 1 Liquidity Facility Stand-by Account as if it were a Funding 1 Liquidity Drawing repayable in accordance with paragraph (a) above and the Funding 1 Liquidity Facility Stand-by Account shall be increased by the amount of the Funding 1 Liquidity Drawing repaid.  For the avoidance of doubt, any repayment pursuant to this paragraph (b) shall not be applied to reduce the amount of the Funding 1 Liquidity Facility Stand-by Drawing.

(c)                                  The Funding 1 Liquidity Facility Stand-by Drawing shall, subject to Clause 18 (Enforcement and Subordination), be repayable to the Funding 1 Liquidity Facility Provider, together with accrued interest pursuant to Clause 8 (Interest), on the earlier of:

(i)                                    (A)          if the Relevant Event resulting in the making of the Funding 1 Liquidity Facility Stand-by Drawing was of the type described in paragraph (a) of the definition of Relevant Event:

I.                                         Funding 1 cancelling the Funding 1 Liquidity Facility Commitment in full (in accordance with Clause 7.2(b) (Voluntary cancellation)) or the Funding 1 Liquidity Facility Provider entering into a Novation Certificate with a Qualifying Lender having the Requisite Ratings; or

II.                                     the day which is two London Business Days after the date on which the Funding 1 Liquidity Facility Provider has given notice to Funding 1 that it again has the Requisite Ratings; or

(B)                                if the Relevant Event resulting in the making of the Funding 1 Liquidity Facility Stand-by Drawing was of the type described in paragraph (b) of the definition of Relevant Event, Funding 1 entering into a replacement liquidity facility on terms acceptable to the Security Trustee and the Rating Agencies;

(ii)                                  the Repayment Date; and

(iii)                               Funding 1 electing to repay the Funding 1 Liquidity Facility Stand-by Drawing as a result of Funding 1 not having available to it sufficient funds to pay interest and other amounts due and payable in respect of the Funding 1 Liquidity Facility Stand-by Drawing.

7.                                      CANCELLATION

7.1                               Automatic cancellation of the Funding 1 Liquidity Facility Commitment

The Funding 1 Liquidity Facility Commitment shall be automatically cancelled at close of business on the last day of the Funding 1 Liquidity Facility Commitment Period.

7.2                               Voluntary cancellation

(a)                                  Funding 1 may with the prior written consent of the Security Trustee and provided that:

(i)                                     the Rating Agencies have confirmed that such cancellation will have no material adverse effect on the then current ratings of any of the Notes of any Issuer; or

(ii)                                  if the ratings of any of the Notes of any Issuer has previously been downgraded that such cancellation will not prevent the restoration of such rating,

without premium or penalty, cancel the undrawn and uncancelled part of the Funding 1 Liquidity Facility Commitment in whole or in part (but if in part, in multiples of not less than £50,000 unless the Funding 1 Liquidity Facility Commitment is less than £50,000) at any time provided that it has given the Funding 1 Liquidity Facility Provider not less than seven London Business Days’ prior notice (which notice Funding 1 shall copy to the Security Trustee, the Cash Manager and to the Rating Agencies) stating the principal amount to be cancelled.  During such seven Business Day period Funding 1may not serve a Funding 1

Liquidity Facility Request purporting to draw all or any part of the amount the subject of such notice of such cancellation.

(b)                                 If a Relevant Event of the type described in paragraph (a) or (b) of the definition of such term occurs, Funding 1 may, without premium or penalty, by notice to the Funding 1 Liquidity Facility Provider (which notice Funding 1 shall copy to the Security Trustee and the Cash Manager):

(i)                                     cancel the undrawn and uncancelled part of the Funding 1 Liquidity Facility, provided that Funding 1 shall first have made arrangements for a replacement liquidity facility provider which is a Qualifying Lender and has the Requisite Ratings to enter into an agreement on substantially the same terms as this Agreement and provided that the Funding 1 Liquidity Facility Provider has been repaid all amounts outstanding to it under this Agreement in full; or

(ii)                                  require the Funding 1 Liquidity Facility Provider to enter into a novation agreement (at the cost of Funding 1) in a form reasonably satisfactory to the Funding 1 Liquidity Facility Provider, Funding 1 and the Security Trustee with, or otherwise transfer the Funding 1 Liquidity Facility Provider’s rights and obligations under this Agreement in such manner as is required by Funding 1 and the Security Trustee to, a replacement liquidity facility provider which is a Qualifying Lender and has the Requisite Ratings, provided that the Funding 1 Liquidity Facility Provider has been repaid all amounts outstanding to it under this Agreement in full as a result of the novation.

(c)                                  Without prejudice to Funding 1’s rights under paragraph (b) above, if a Relevant Event of the type described in paragraph (a) or (b) of the definition of such term occurs, the Funding 1 Liquidity Facility Provider may make arrangements either:

(i)                                     to replace itself with a replacement liquidity facility provider which is acceptable to Funding 1 which is a Qualifying Lender and has the Requisite Ratings to enter into an agreement on substantially the same terms as this Agreement; or

(ii)                                  request Funding 1, the Security Trustee and the Cash Manager to enter into a novation agreement in a form reasonably satisfactory to Funding 1 and the Security Trustee with, or otherwise to transfer the Funding 1 Liquidity Facility Provider’s rights and obligations under this Agreement in such manner as is required by Funding 1 and the Security Trustee to, a replacement liquidity facility provider which is a Qualifying Lender and has the Requisite Ratings, and in either case, Funding 1 shall take all reasonable steps to effect such arrangement.

(d)                                 To the extent that there is any conflict between Funding 1’s rights under paragraph (b) and the Funding 1 Liquidity Facility Provider’s rights under paragraph (c) above, the views of Funding 1 will prevail with the result that if each of Funding 1 and the Funding 1 Liquidity Facility Provider had selected a replacement liquidity facility provider, or wished to adopt a different approach under paragraph (b) above or paragraph (c) above, as appropriate, the selection and/or the approach to be adopted will be that selected or adopted (as the case may be) by Funding 1.

(e)                                  Funding 1 may also, without premium or penalty, by notice to the Funding 1 Liquidity Facility Provider, cancel the whole of the Funding 1 Liquidity Facility Commitment on the Repayment Date.

7.3                               Additional right of prepayment and cancellation

If:

(a)                                  Funding 1 is required to pay to the Funding 1 Liquidity Facility Provider any additional amounts under Clause 10 (Taxes); or

(b)                                 Funding 1 is required to pay to the Funding 1 Liquidity Facility Provider any amount under Clause 12 (Increased costs),

then, without prejudice to the obligations of Funding 1 under those Clauses, Funding 1 may, whilst the circumstances continue, give a notice of prepayment and cancellation to the Funding 1 Liquidity Facility Provider with a copy to the Security Trustee.  On the date falling five London Business Days after the date of giving of the notice:

(i)                                     Funding 1 shall prepay the Funding 1 Liquidity Facility Loans; and

(ii)                                  the Funding 1 Liquidity Facility Commitment shall be cancelled.

7.4                               Miscellaneous provisions

(a)                                  Any notice of prepayment and/or cancellation under this Agreement is irrevocable.

(b)                                 All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 21 (Indemnities), without premium or penalty.

(c)                                  No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d)                                 No amount of the Funding 1 Liquidity Facility Commitment cancelled under this Agreement may subsequently be reinstated except with the prior written consent of the Funding 1 Liquidity Facility Provider, Funding 1 and the Security Trustee.

8.                                      INTEREST

8.1                               Interest rate (Funding 1 Liquidity Facility Drawings)

The rate of interest on each Funding 1 Liquidity Facility Drawing for each Funding 1 Liquidity Facility Interest Period is the rate per annum determined by the Funding 1 Liquidity Facility Provider to be the aggregate of the applicable:

(a)                                  Funding 1 Liquidity Facility Margin;

(b)                                 LIBOR; and

(c)                                  subject to Clause 18 (Enforcement and Subordination), Mandatory Liquid Asset Cost.

8.2                               Interest rate (Funding 1 Liquidity Facility Stand-by Drawings)

For so long as any amount is outstanding under the First Issuer Intercompany Loan, and without prejudice to Clause 17.1(a) (Commitment Fee and Contingent Fee), the rate of interest on each Funding 1 Liquidity Facility Stand-by Drawing shall be:

(a)                                  in respect of a Funding 1 Liquidity Facility Stand-by Drawing up to (and including) the first £60,000,000, the amount of interest payable will be determined in accordance with Clause 8.1 (Interest Rate (Funding 1 Liquidity Facility Drawing)); and

(b)                                 in respect of a Funding 1 Liquidity Facility Stand-by Drawing equal to and in excess of £60,000,001, interest will not be payable.

In the event that the First Issuer Intercompany Loan is repaid or is otherwise cancelled, interest will not be payable in respect of any part of a Funding 1 Liquidity Facility Stand-by Drawing.

8.3                               Due dates

Except as otherwise provided in this Agreement (including, without limitation, Clause 6 (Repayment)), accrued interest on each Funding 1 Liquidity Facility Loan is payable by Funding 1 on each Funding 1 Interest Payment Date.

8.4                               Default interest

(a)                                  If Funding 1 fails to pay any amount payable by it under this Agreement, it shall forthwith on demand by the Funding 1 Liquidity Facility Provider pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the Default Rate) determined by the Funding 1 Liquidity Facility Provider to be one per cent. per annum above the higher of:

(i)                                     the rate on the overdue amount under Clause 8.1 (Interest rate) immediately before the due date (if of principal); and

(ii)                                  the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Funding 1 Liquidity Facility Drawing in the currency of the overdue amount for such successive Funding 1 Liquidity Facility Interest Periods of such duration as the Funding 1 Liquidity Facility Provider may determine (each a Designated Interest Period).

(b)                                 The Default Rate will be determined on each Business Day or the first day of the relevant Designated Interest Period, as appropriate.

(c)                                  If LIBOR is to be determined in accordance with paragraph (b) of its definition and the Funding 1 Liquidity Facility Provider determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the Default Rate will be determined by reference to the cost of funds to the Funding 1 Liquidity Facility Provider from whatever sources it reasonably selects.

(d)                                 Default interest will be compounded at the end of each Designated Interest Period.

(e)                                  This Clause 8.4 shall not apply to amounts deferred as a result of the operation of Clause 18 (Enforcement and Subordination).

8.5                               Notification of rates of interest

The Funding 1 Liquidity Facility Provider shall promptly notify each relevant party of the determination of a rate of interest under this Agreement.

9.                                      PAYMENTS

9.1                               Place

All payments by Funding 1 under this Agreement shall be made to the Funding 1 Liquidity Facility Provider’s account at JPMorgan Chase Bank, Sort Code: 60-92-42, Account Reference: European Loans or to its account at such office or bank as it may notify to Funding 1 for this purpose.

9.2                               Funds

Payments under this Agreement to the Funding 1 Liquidity Facility Provider shall be made for value on the due date at such times and in such funds as the Funding 1 Liquidity Facility Provider may specify to the party concerned as being customary at the time for the settlement of transactions in Sterling.

9.3                               Currency

(a)                                  Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(b)                                 Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Sterling.

9.4                               Set-off and counterclaim

All payments made by the Funding 1 under this Agreement shall be made without set-off or counterclaim.

9.5                               Non-Business Days

(a)                                  If a payment under this Agreement is due on a day which is not a London Business Day, the due date for that payment shall instead be the next London Business Day in the same calendar month (if there is one) or the preceding London Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

10.                               TAXES

10.1                        Gross-up

Subject to Clause 18 (Enforcement and Subordination) and Clause 10.3 (Qualifying Lender), all payments by Funding 1 under the Funding 1 Liquidity Documents shall be made free and clear of and without deduction or withholding for or on account of any Taxes, except to the extent that Funding 1 is required by law to make payment subject to any such deduction or withholding for or on account of any Taxes.  If any Tax or amount in respect of Tax is required by law to be deducted or withheld from any amounts payable or paid by Funding 1 under the Funding 1 Liquidity Documents, subject to Clause 18 (Enforcement and Subordination) the payment due from Funding 1 shall be increased to include such additional amounts as may be necessary to ensure that (after any deduction or withholding required including in respect of such additional amounts) the Funding 1 Liquidity Facility Provider receives a net amount equal to the full amount which would have been due had no deduction or withholding for or on account of any Taxes been required.

10.2                        Tax receipts

Subject to Clause 18 (Enforcement and Subordination), all Taxes required by law to be deducted or withheld by Funding 1 from any amounts paid or payable under the Funding 1 Liquidity Documents shall be paid by Funding 1 no later than when due and Funding 1 shall, within 30 days of making either the deduction or withholding for or on account of any Tax or the payment in respect of such deduction or withholding, deliver to the Funding 1 Liquidity Facility Provider evidence satisfactory to the Funding 1 Liquidity Facility Provider (acting reasonably) (including all relevant Tax receipts) that the payment has been duly remitted to the appropriate authority.

10.3                        Qualifying Lender

Funding 1 shall not be required to pay an additional amount as referred to in Clause 10.1 (Gross-up) above in respect of any deduction or withholding for or on account of any Taxes levied or imposed by the United Kingdom (or any taxing authority of or in the United Kingdom) from a payment of interest, if on the date on which the payment falls due:

(a)                                  the payment could have been made to the Funding 1 Liquidity Facility Provider in the absence of a deduction or withholding for or on account of any Taxes if the Funding 1 Liquidity Facility Provider were a Qualifying Lender, but on that date the Funding 1 Liquidity Facility Provider is not or has ceased to be a Qualifying Lender other than as a result of any change occurring after the date of this Agreement in (or in the interpretation, administration or application of) any law or regulation or applicable Double Taxation Treaty or any published practice or concession of any relevant Tax authority;

(b)                                 (i)            the Funding 1 Liquidity Facility Provider is a Qualifying Lender solely because it is a UK Non-Bank Lender;

(ii)                                  the Board of the United Kingdom Inland Revenue has given (and not revoked) a direction (a Direction) under Section 349C ICTA (as that provision has effect on the date of this Agreement) which relates to such payment and Funding 1 has notified the Funding 1 Liquidity Facility Provider of the precise terms of that notice; and

(iii)                               the payment could have been made to the Funding 1 Liquidity Facility Provider without any deduction or withholding for or on account of Tax in the absence of that Direction;

(c)                                  the Funding 1 Liquidity Facility Provider is a Treaty Lender and Funding 1 is able to demonstrate that the additional amounts referred to in Clause 10.1 (Gross-up) above would not have been required if the Funding 1 Liquidity Facility Provider had complied with its obligations under Clause 10.6 (Treaty Lender) below.

10.4                        Refund of Tax Credits

If Funding 1 makes a payment under Clause 10.1 (Gross-up) (a Tax Payment) in respect of a payment to the Funding 1 Liquidity Facility Provider under this Agreement and the Funding 1 Liquidity Facility Provider determines that it has obtained a refund of Tax or obtained and used a credit against Tax on its overall net income (a Tax Credit) which the Funding 1 Liquidity Facility Provider determines to be attributable to that Tax Payment, then the Funding 1 Liquidity Facility Provider shall reimburse Funding 1 such amount as the Funding 1 Liquidity Facility Provider determines to be such proportion of that Tax Credit as will leave the Funding 1 Liquidity Facility Provider (after that reimbursement) in no better or worse position than it would have been in if no Tax Payment had been required.  The Funding 1 Liquidity Facility Provider shall not be obliged to disclose to any party to this Agreement or otherwise any information regarding its Tax affairs and computations.

10.5                        Status of Qualifying Lender

If the Funding 1 Liquidity Facility Provider or replacement liquidity facility provider (as applicable) ceases, for whatever reason, to be a Qualifying Lender, it shall promptly notify Funding 1 in writing of that change in its status.

10.6                        Treaty Lender

A Treaty Lender and Funding 1 shall co-operate in completing any procedural formalities necessary for Funding 1 to obtain authorisation to make payments under the Funding 1 Liquidity Documents free and clear of and without deduction or withholding for or on account of any Taxes levied or imposed by the United Kingdom or any taxing authority of or in the United Kingdom.

10.7                        Tax Indemnity

(a)                                  Funding 1 shall (within three Business Days of demand by the Funding 1 Liquidity Facility Provider (the Protected Party)) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for on and account of Tax by that Protected Party in respect of the Funding 1 Liquidity Documents.

(b)                                 Paragraph (a) above shall not apply:

(i)                                     with respect to any Tax assessed on a Protected Party:

(A)                              under the law of the jurisdiction in which that Protected Party is incorporated or, if different, the jurisdiction in which that Protected Party is treated as resident for tax purposes; or

(B)                                under the law of the jurisdiction in which that Protected Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Protected Party;

(ii)                                  to the extent a loss, liability or cost:

(A)                              is compensated for by an increased payment under Clause 10.1 (Gross-up); or

(B)                                would have been compensated for by an increased payment under Clause 10.1 (Gross-up) but was not so compensated solely because one of the exclusions in Clause 10.3 (Qualifying Lender) applied.

11.                               MARKET DISRUPTION

(a)                                  If LIBOR is to be determined in accordance with paragraph (b) of its definition and a Reference Bank does not supply an offered rate by 1.00 p.m. on a Funding 1 Liquidity Facility Drawdown Date, the applicable LIBOR shall, subject to paragraph  (b) below, be determined on the basis of the quotations of the remaining Reference Bank(s).

(b)                                 If, in relation to any Funding 1 Liquidity Facility Drawing or proposed Funding 1 Liquidity Facility Drawing:

(i)                                     LIBOR is to be determined in accordance with paragraph (b) of its definition and no, or only one, Reference Bank supplies a rate for the purposes of determining the applicable LIBOR or the Funding 1 Liquidity Facility Provider otherwise determines that adequate and fair means do not exist for ascertaining the applicable LIBOR; or

(ii)                                  in the Funding 1 Liquidity Facility Provider’s opinion:

(A)                              matching deposits may not be available to it in the London interbank market in the ordinary course of business to fund that Funding 1 Liquidity Facility Loan for the relevant Funding 1 Liquidity Facility Interest Period; or

(B)                                the cost to it of matching deposits in the London interbank market would be in excess of the relevant LIBOR,

the Funding 1 Liquidity Facility Provider shall promptly notify Funding 1 of the fact and that this Clause 11 is in operation.

(c)                                  After any notification under paragraph (b) above, the Funding 1 Liquidity Facility Loan shall bear interest at the rate per annum equal to the sum of the applicable Funding 1 Liquidity Facility Margin, Mandatory Liquid Asset Cost and the cost to the Funding 1 Liquidity Facility Provider (expressed as a rate per annum) of funding the Funding 1 Liquidity Facility Loan by whatever means it reasonably determines to be appropriate.

12.                               INCREASED COSTS

12.1                        Increased costs

(a)                                  Subject to Clause 12.2 (Exceptions) and Clause 18 (Enforcement and Subordination), Funding 1 shall forthwith on demand by the Funding 1 Liquidity Facility Provider pay the Funding 1 Liquidity Facility Provider the amount of any increased cost incurred by it as a result of:

(i)                                     the introduction of, or any change in, or any change in the interpretation by any court or official authority or application of, any law or regulation or in the case of Tax, the introduction of or any change in or any change in the interpretation, administration or application of any law or regulation or published practice or concession of any relevant tax authority (in each case occurring after the date of this Agreement);

(ii)                                  compliance with any regulation made or modified after the date of this Agreement,

including any law or regulation relating to change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control or in the case of taxation, any law, regulation, published practice or concession relating to Tax.

(b)                                 In this Agreement increased cost means:

(i)                                     an additional cost incurred by the Funding 1 Liquidity Facility Provider or its holding company as a result of it having entered into, or performing, maintaining or funding its obligations under, the Funding 1 Liquidity Documents; or

(ii)                                  that portion of an additional cost incurred by the Funding 1 Liquidity Facility Provider or its holding company in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Funding 1 Liquidity Facility Loans made or to be made under the Funding 1 Liquidity Documents as is attributable to it making, funding or maintaining those participations; or

(iii)                               a reduction in any amount payable to the Funding 1 Liquidity Facility Provider or its holding company or the effective return to a Funding 1 Liquidity Facility Provider under this Agreement or (to the extent that it is attributable to this Agreement) on its capital, including any reduction in the effective return from the Funding 1 Liquidity Facility Margin or the commitment fee payable under Clause 17 (Fees) of this Agreement; or

(iv)                              the amount of any payment made by the Funding 1 Liquidity Facility Provider or its holding company, or the amount of interest or other return foregone by the Funding 1 Liquidity Facility Provider, calculated by reference to any amount received or receivable by the Funding 1 Liquidity Facility Provider from any other Party under this Agreement.

12.2                        Exceptions

Clause 12.1 does not apply to any increased cost:

(a)                                  to the extent compensated for by the payment of the Mandatory Liquid Asset Cost;

(b)                                 to the extent compensated for by the operation of Clause 10.7 (Tax Indemnity); or

(c)                                  to the extent that any such increased cost is attributable to any deduction or withholding for or on account of any Tax required to be made by Funding 1.

13.                               ILLEGALITY

If it is or becomes unlawful in any jurisdiction for the Funding 1 Liquidity Facility Provider to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Funding 1 Liquidity Facility Loan, then:

(a)                                  the Funding 1 Liquidity Facility Provider may notify Funding 1 accordingly; and

(b)                                 (i)                                     subject to Clause 18 (Enforcement and Subordination), Funding 1 shall forthwith prepay the Funding 1 Liquidity Facility Loans together with all interest and all other amounts payable by it to the Funding 1 Liquidity Facility Provider under this Agreement; and

(ii)                                  the Funding 1 Liquidity Facility Commitment shall be cancelled.

14.                               REPRESENTATIONS AND WARRANTIES

14.1                        Representations and warranties by Funding 1

Funding 1 makes the representations and warranties set out in this Clause 14.1 to the Funding 1 Liquidity Facility Provider and the Security Trustee:

(a)                                  Status

(i)                                     It is a limited liability company, duly incorporated and validly existing under the laws of England and Wales; and

(ii)                                  it has the power to own its assets and carry on its business as it is being conducted.

(b)                                 Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Funding 1 Liquidity Documents to which it is or will be a party and the transactions contemplated by those Funding 1 Liquidity Documents.

(c)                                  Legal validity

Each Funding 1 Liquidity Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

(d)                                 Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Funding 1 Liquidity Documents do not and will not:

(i)                                     result in the existence or imposition of nor oblige it to create any Security Interest in favour of any person (other than the Funding 1 Secured Creditors) over all or any of its present or future revenues or assets;

(ii)                                  conflict with any law or regulation or judicial or official order;

(iii)                               conflict with its constitutional documents; or

(iv)                              conflict with any document which is binding upon it or any of its assets.

(e)                                  No default

No Liquidity Facility Default is outstanding or might result from the making of any Funding 1 Liquidity Facility Loan.

(f)                                    Authorisations

All authorisations required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Funding 1 Liquidity Documents have been obtained or effected (as appropriate) and are in full force and effect.

(g)                                 Litigation

No litigation, arbitration or administrative proceedings involving Funding 1 are current or, to its knowledge, pending or threatened, which might, if adversely determined, have a material adverse effect on the business or financial condition of Funding 1 or the ability of Funding 1 to perform its obligations under this Agreement.

(h)                                 Security Interests

None of the assets of Funding 1 is affected by any Security Interest, and Funding 1 is not a party to, nor is it or any of its assets bound by, any order, agreement or instrument under which Funding 1 is, or in certain events may be, required to create, assume or permit to arise any Security Interest, other than the Security Interests created by the Funding 1 Deed of Charge.

(i)                                     No other business

(i)                                     It has not traded or carried on any business since its date of incorporation or engaged in any activity whatsoever that is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that it will engage; and

(ii)                                  it is not party to any material agreements other than the Transaction Documents.

(j)                                     Ownership

(i)                                     Its entire issued share capital is legally and beneficially owned and controlled by Holdings; and

(ii)                                  its shares are fully paid.

(k)                                  Good title as to assets

Funding 1 is and will remain the absolute beneficial owner of the Funding 1 Share and absolute legal and beneficial owner of all other assets charged or assigned by the Funding 1 Deed of Charge to which it is a party.

(l)                                     Tax

(i)                                     It is tax resident and legally domiciled in its jurisdiction of incorporation; and

(ii)                                  it has no branch, business establishment or other fixed establishment outside the United Kingdom.

(m)                               Funding 1 Deed of Charge

The Funding 1 Deed of Charge creates, or will create when the Funding 1 Liquidity Facility Stand-by Account is opened and the Funding 1 Liquidity Facility Stand-By Deposit is credited to such account, a first priority Security Interest of the type described in the Funding 1 Deed of Charge over the Funding 1 Liquidity Facility Stand-by Deposit in favour of the Security Trustee.

For the avoidance of doubt, a breach by Funding 1 of any representation or warranty contained in this Clause 14.1 or otherwise in this Agreement shall not entitle the Funding 1

Liquidity Facility Provider to terminate this Agreement or declare the Funding 1 Liquidity Drawing or the Funding 1 Liquidity Facility Stand-by Drawing or any other amounts payable under this Agreement due and payable or to prevent any utilisation of the Funding 1 Liquidity Facility or the Standby-by Facility or any Funding 1 Liquidity Facility Loan being made.

14.2                        Representations and warranties by the Funding 1 Liquidity Facility Provider

The Funding 1 Liquidity Facility Provider makes the representations and warranties set out in this Clause 14.2 to Funding 1 and the Security Trustee.

(a)                                  Status

It is duly incorporated with limited liability under the laws of the jurisdiction of its incorporation and is an authorised institution under the FSMA 2000.

(b)                                 Tax status

It is a Qualifying Lender.

(c)                                  Powers and authorisations

The documents which contain or establish its constitution include provisions which give power, and all necessary corporate authority has been obtained and action taken, for it to sign and deliver, and perform the transactions contemplated in this Agreement and the agreements entered into in connection herewith and this Agreement and the agreements entered into in connection herewith constitute its valid, legal and binding obligations.

(d)                                 Rating

It has the Requisite Ratings (and will promptly notify both Funding 1 and the Security Trustee of the occurrence of any downgrading by the Rating Agencies of any of its rated debt obligations to a level below the Requisite Ratings).

(e)                                  Non-violation

Neither the signing and delivery of this Agreement nor the performance of any of the transactions contemplated in it does or will contravene or constitute a default under, or cause to be exceeded any limit on the Funding 1 Liquidity Facility Provider or the powers of its directors imposed by or contained in (i) any law by which it or any of its assets is bound or affected, or (ii) any agreement to which it is a party or by which any of its assets is bound.

14.3                        Times for making representations and warranties

The representations and warranties set out in this Clause 14 (Representations and warranties):

(a)                                  are made on the date of this Agreement; and

(b)                                 save in respect of the warranty of the Funding 1 Liquidity Facility Provider given under Clause 14.2(b) (Tax Status), are deemed to be repeated by the relevant Party on the date of each Funding 1 Liquidity Facility Request, each Funding 1 Liquidity Facility Drawdown Date and each Funding 1 Interest Payment Date with reference to the facts and circumstances then existing.

15.                               UNDERTAKINGS

15.1                        Duration

The undertakings in this Clause 15 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Funding 1 Liquidity Facility Commitment is in force.

15.2                        Financial information

Funding 1 shall supply to the Funding 1 Liquidity Facility Provider and the Security Trustee:

(a)                                  as soon as the same are available (and in any case before the latest date for publication in accordance with the Companies Act 1985, as amended), its audited accounts for that financial year which shall be in such form as will comply with relevant legal and accounting requirements for the time being; and

(b)                                 promptly such other information as the Security Trustee may reasonably request.

15.3                        Information - miscellaneous

Funding 1 shall supply to the Funding 1 Liquidity Facility Provider promptly, such further information in its possession or control regarding its financial condition and operations as it supplies to the Security Trustee, if the Funding 1 Liquidity Facility Provider so requests.

15.4                        Notification of Default

Funding 1 shall notify the Funding 1 Liquidity Facility Provider of any Funding 1 Liquidity Facility Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

15.5                        Authorisations

Funding 1 shall promptly:

(a)                                  obtain, maintain and comply with the terms of; and

(b)                                 supply certified copies to the Funding 1 Liquidity Facility Provider of,

any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Funding 1 Liquidity Document.

15.6                        United States Activities

Funding 1 will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under United States income tax principles, and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States income tax principles.

16.                               DEFAULT

16.1                        Funding 1 Liquidity Facility Default

Each of the events set out in Clauses 16.2 (Non-Payment) to 16.4 (Unlawfulness) (inclusive) is a Funding 1 Liquidity Facility Default (whether or not caused by any reason whatsoever outside the control of Funding 1 or any other person).

16.2                        Non-payment

(a)                                  Subject to paragraph (b) below, Funding 1 does not pay within 3 London Business Days of the due date any amount payable by it under the Funding 1 Liquidity Documents at the place at and in the currency in which it is expressed to be payable.

(b)                                 The Funding 1 Liquidity Facility Provider agrees that the non-payment of any Funding 1 Liquidity Subordinated Amounts shall only constitute a Funding 1 Liquidity Facility Default under paragraph (a) above in circumstances where Funding 1 has the requisite funds to pay such amounts in accordance with the Funding 1 Deed of Charge on the relevant due date and any such Funding 1 Liquidity Subordinated Amounts are not then paid.

16.3                        Intercompany Loan Acceleration Notice

An Intercompany Loan Acceleration Notice is served or the Security Trustee having become bound to serve an Intercompany Loan Acceleration Notice fails to do so within 30 days of becoming so bound.

16.4                        Unlawfulness

It is or becomes unlawful for Funding 1 to perform any of its obligations under the Funding 1 Liquidity Documents.

16.5                        Acceleration

On and at any time after the occurrence of a Funding 1 Liquidity Facility Default and subject to Clause 18 (Enforcement and Subordination) and if such Funding 1 Liquidity Facility Default is continuing the Funding 1 Liquidity Facility Provider may by notice to Funding 1:

(a)                                  cancel the Funding 1 Liquidity Facility Commitment; and/or

(b)                                 demand that all or part of the Funding 1 Liquidity Facility Loans, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                  demand that all or part of the Funding 1 Liquidity Facility Loans be payable on demand, whereupon they shall immediately become payable on demand.

17.                               FEES

17.1                        Commitment Fee and Contingent Fee

(a)                                  Funding 1 shall (subject to Clause 17.1(b) and (c) below and to Clause 18 (Enforcement and Subordination)) pay to the Funding 1 Liquidity Facility Provider a commitment fee computed at the rate of 0.08 per cent. per annum on the undrawn, uncancelled amount of the Funding 1 Liquidity Facility Commitment during the period from the date of this Agreement up to and including the last day of the Funding 1 Liquidity Facility Commitment Period.

(b)                                 In the event that a Funding 1 Liquidity Facility Stand-by Drawing is made, and for so long as any amount is outstanding under the First Issuer Intercompany Loan:

(i)                                     in respect of a Funding 1 Liquidity Facility Stand-by Drawing up to (and including) the first £60,000,000, the Commitment Fee referred to in Clause 17.1(a)

(Commitment Fee and Contingent Fee) will not be payable and in its place Funding 1 will (subject to Clause 18 (Enforcement and Subordination)) pay to the Funding 1 Liquidity Facility Provider interest as determined in accordance with Clause 8.1 (Interest Rate (Funding 1 Liquidity Facility Drawing)) and Clause 8.2(b) (Interest Rate (Funding 1 Liquidity Facility Stand-by Drawing)); and

(ii)                                  in respect of a Funding 1 Liquidity Facility Stand-by Drawing equal to and in excess of £60,000,001, the Commitment Fee referred to in Clause 17.1(a) (Commitment Fee and Contingent Fee) will not be payable and in its place Funding 1 will (subject to Clause 18 (Enforcement and Subordination) pay to the Funding 1 Liquidity Facility Provider a contingent fee computed at the rate of 0.38 per cent. per annum on the amount of the Funding 1 Liquidity Facility Stand-by Drawing in excess of £60,000,000, plus an amount equal to any interest received by Funding 1 on the Funding 1 Liquidity Facility Stand-by Account insofar as it relates to the amount in excess of £60,000,000.

(c)                                  In the event that the First Issuer Intercompany Loan is repaid or is otherwise cancelled and a Funding 1 Liquidity Stand-by Drawing is made, the Commitment Fee referred to in Clause 17.1(a) (Commitment Fee and Contingent Fee) will not be payable and in its place Funding 1 will (subject to Clause 18 (Enforcement and Subordination) pay to the Funding 1 Liquidity Facility Provider a contingent fee computed at the rate of 0.38 per cent. per annum on the amount of the Funding 1 Liquidity Stand-by Drawing, plus an amount equal to any interest received by Funding 1 on the Funding 1 Liquidity Facility Stand-by Account.

(d)                                 Subject to Clause 18 (Enforcement and Subordination), the accrued commitment fee and contingent fee is payable quarterly in arrear on each Funding 1 Interest Payment Date.  The accrued commitment fee and contingent fee is also payable to the Funding 1 Liquidity Facility Provider on the cancelled amount of the Funding 1 Liquidity Facility Commitment at the time the cancellation takes effect.

17.2                        VAT

(a)                                  All payments to be made by Funding 1 under the Funding 1 Liquidity Documents are exclusive of VAT chargeable thereon and Funding 1 shall pay to the Funding 1 Liquidity Facility Provider a sum in respect of any VAT chargeable in respect of any supply made by the Funding 1 Liquidity Facility Provider for the purposes of VAT in connection with the Funding 1 Liquidity Documents.

(b)                                 If VAT is chargeable on any supply made by the Funding 1 Liquidity Facility Provider to any other person in connection with a Funding 1 Liquidity Document and Funding 1 is required by the terms of any Funding 1 Liquidity Document to pay an amount equal to the consideration for such supply to the Funding 1 Liquidity Facility Provider, Funding 1 shall also pay to the Funding 1 Liquidity Facility Provider (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.

(c)                                  Where under the Funding 1 Liquidity Documents, Funding 1 is required to reimburse or indemnify the Funding 1 Liquidity Facility Provider against any costs, expenses (including legal fees), loss or liability or otherwise, such obligation to reimburse or indemnify shall extend to any VAT charged to the Funding 1 Liquidity Facility Provider on such costs, expenses (including legal fees) or in respect of such loss, liability or otherwise which is irrecoverable by the Funding 1 Liquidity Facility Provider.

18.                               ENFORCEMENT AND SUBORDINATION

(a)                                  The Funding 1 Liquidity Facility Provider acknowledges to the Security Trustee that it is bound by the terms of the Funding 1 Deed of Charge and, in particular, confirms that no sum, whether in respect of principal or interest or otherwise relating to any Funding 1 Liquidity Facility Loan, shall be paid by Funding 1 except in accordance with the provisions of the Funding 1 Cash Management Agreement and the Funding 1 Deed of Charge unless and until all sums required by the Funding 1 Cash Management Agreement or the Funding 1 Deed of Charge, as the case may be, to be paid or provided for in priority thereto have been paid or discharged in full.

(b)                                 The Funding 1 Liquidity Facility Provider further agrees that only the Security Trustee may enforce the security created in favour of, inter alia, the Funding 1 Liquidity Facility Provider and the Security Trustee by the Funding 1 Deed of Charge and that the Funding 1 Liquidity Facility Provider shall not take any steps for the purpose of:

(i)                                     recovering any debts whatsoever owing to it by Funding 1 save as provided for in accordance with the terms of the Funding 1 Deed of Charge (including, without limitation, by exercising any right of set-off); or

(ii)                                  enforcing any rights arising out of this Agreement against Funding 1; or

(iii)                               procuring the winding-up, administration or liquidation of Funding 1 in respect of any of its liabilities whatsoever,

unless the Security Trustee, having become bound to serve an Intercompany Loan Acceleration Notice, fails to do so within 30 days of becoming so bound and that failure is continuing (in which case the Funding 1 Liquidity Facility Provider shall be entitled to take any such steps and proceedings as it shall deem necessary other than (i) any legal proceedings for the winding-up of, or for an administration order  or (ii) filing documents with the court for the appointment of an administrator or (iii) serving a notice of intention to appoint an administrator, in respect of Funding 1) provided that the Funding 1 Liquidity Facility Provider shall not be entitled to take any steps or proceedings pursuant to this Agreement which would contravene Clauses 5 to 9 of the Funding 1 Deed of Charge.

(c)                                  Subject to paragraph (b) above, the Funding 1 Liquidity Facility Provider agrees to defer taking any action or proceedings against Funding 1 to recover any amounts payable by Funding 1 to the Funding 1 Liquidity Facility Provider under this Agreement except to the extent expressly permitted by the provisions of the Funding 1 Deed of Charge unless and until (then only to the extent that) Funding 1 has assets sufficient to meet such claim in full having taken into account all other liabilities (actual, contingent or prospective) of Funding 1 which under the Funding 1 Deed of Charge rank pari passu with or in priority to its liabilities to the Funding 1 Liquidity Facility Provider under this Agreement, provided however that nothing in this paragraph (c) shall prevent the Funding 1 Liquidity Facility Provider from proving for the full amount owed to it by Funding 1 under this Agreement in the liquidation of Funding 1.

(d)                                 Without prejudice to the other provisions of this Clause 18, the Funding 1 Liquidity Facility Provider covenants with the Security Trustee that if, whether in the liquidation of Funding 1 or otherwise (and notwithstanding the provisions of this Clause 18), any payment (whether of principal, interest or otherwise) is received by it in respect of a Funding 1 Liquidity Facility Loan other than in accordance with Clauses 4 and 6 of the Funding 1 Cash Management Agreement and Clauses 7 and 8 of the Funding 1 Deed of Charge, the amount so paid shall be received and held by the Funding 1 Liquidity Facility Provider upon trust for the Security

Trustee and shall be paid over to the Security Trustee forthwith upon receipt provided however that this paragraph (d) shall have effect only to the extent that it does not constitute or create and is not deemed to constitute or create any mortgage, charge or other Security Interest of any kind.

19.                               EXPENSES

19.1                        Initial and special costs

Subject to Clause 18 (Enforcement and Subordination), Funding 1 shall forthwith on demand pay the Funding 1 Liquidity Facility Provider the amount of all costs and expenses (including reasonable legal fees) incurred by it in connection with:

(a)                                  the negotiation, preparation, printing and execution of:

(i)                                     this Agreement and any other documents referred to in this Agreement;

(ii)                                  any other Funding 1 Liquidity Document (other than a Novation Certificate) executed after the date of this Agreement;

(b)                                 any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of Funding 1 or, in the case of Clause 2.4 (Change of currency), the Funding 1 Liquidity Facility Provider and relating to a Funding 1 Liquidity Document or a document referred to in any Funding 1 Liquidity Document; and

(c)                                  any other matter, not of an ordinary administrative nature, arising out of or in connection with a Funding 1 Liquidity Document.

19.2                        Enforcement costs

Subject to Clause 18 (Enforcement and Subordination), Funding 1 shall forthwith on demand pay to the Funding 1 Liquidity Facility Provider the amount of all costs and expenses (including legal fees) incurred by it:

(a)                                  in connection with the enforcement of, or the preservation of any rights under, any Funding 1 Liquidity Document; or

(b)                                 in investigating any possible Funding 1 Liquidity Facility Default.

20.                               STAMP DUTIES

Subject to Clause 18 (Enforcement and Subordination), Funding 1 shall pay and forthwith on demand indemnify the Funding 1 Liquidity Facility Provider against any liability it incurs in respect of any United Kingdom stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Funding 1 Liquidity Document.

21.                               INDEMNITIES

21.1                        Currency indemnity

(a)                                  Subject to Clause 18 (Enforcement and Subordination), if the Funding 1 Liquidity Facility Provider receives an amount in respect of Funding 1’s liability under the Funding 1 Liquidity Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the contractual currency) in which the amount is expressed to be payable under the relevant Funding 1 Liquidity Document:

(i)                                     Funding 1 shall indemnify the Funding 1 Liquidity Facility Provider as an independent obligation against any loss or liability arising out of or as a result of the conversion;

(ii)                                  if the amount received by the Funding 1 Liquidity Facility Provider, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, Funding 1 shall forthwith on demand pay to the Funding 1 Liquidity Facility Provider an amount in the contractual currency equal to the deficit; and

(iii)                               Funding 1 shall forthwith on demand pay to the Funding 1 Liquidity Facility Provider on demand any exchange costs and taxes payable in connection with any such conversion.

(b)                                 Funding 1 waives any right it may have in any jurisdiction to pay any amount under the Funding 1 Liquidity Documents in a currency other than that in which it is expressed to be payable.

21.2                        Other indemnities

Subject to Clause 18 (Enforcement and Subordination), Funding 1 shall forthwith on demand indemnify the Funding 1 Liquidity Facility Provider against any loss or liability which that Funding 1 Liquidity Facility Provider incurs as a consequence of:

(a)                                  the operation of Clause 16.6 (Acceleration) or if the loss or liability is caused by Funding 1 making a payment other than in accordance with Clause 9 (Payments);

(b)                                 any payment of principal or an overdue amount being received from any source otherwise than on its Funding 1 Interest Payment Date and, for the purposes of this paragraph (b), the Funding 1 Interest Payment Date of an overdue amount is the last day of each Designated Interest Period (as defined in Clause 8.4 (Default interest)); or

(c)                                  (other than by reason of negligence or default by the Funding 1 Liquidity Facility Provider) a Funding 1 Liquidity Facility Loan not being made after Funding 1 has delivered a Funding 1 Liquidity Facility Request for that Funding 1 Liquidity Facility Loan; or

(d)                                 any reasonable costs, including legal fees, which the Funding 1 Liquidity Facility Provider may sustain or incur as a consequence of any default by Funding 1 in the performance of any of the obligations expressed to be assumed by it in this Agreement.

Funding 1’s liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Funding 1 Liquidity Document, any amount repaid or prepaid or any Funding 1 Liquidity Facility Loan.

22.                               EVIDENCE AND CALCULATIONS

22.1                        Accounts

Accounts maintained by the Funding 1 Liquidity Facility Provider in connection with this Agreement are prima facie evidence of the matters to which they relate.

22.2                        Certificates and determinations

Any certification or determination by the Funding 1 Liquidity Facility Provider of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

22.3                        Calculations

Interest (including any applicable Mandatory Liquid Asset Cost) and the fee payable under Clause 17.1 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days or, if market practice dictates, 360 days.

23.                               AMENDMENTS AND WAIVERS

23.1                        Procedure

Subject to Clause 25 of the Funding 1 Deed of Charge (Supplemental Provisions Regarding the Security Trustee), any term of the Funding 1 Liquidity Documents may be amended or waived with the written agreement of Funding 1, the Security Trustee and the Funding 1 Liquidity Facility Provider.

23.2                        Waivers and remedies cumulative

The rights of the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Documents:

(a)                                  may be exercised as often as necessary;

(b)                                 are cumulative and not exclusive of its rights under the general law; and

(c)                                  may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

24.                               CHANGES TO THE PARTIES

24.1                        Transfers by Funding 1

Funding 1 may not assign, transfer, novate or dispose of any of, or any interest in, the Funding 1 Liquidity Facility Commitment and/or rights and/or obligations under this Agreement except that Funding 1 may assign its rights under this Agreement to the Security Trustee pursuant to the Funding 1 Deed of Charge.

24.2                        Transfer by the Security Trustee

The Security Trustee may assign its rights under this Agreement to any successor security trustee under the Funding 1 Deed of Charge.

24.3                        Transfers by the Cash Manager

The Cash Manager may assign its rights under this Agreement to any successor Cash Manager under the Cash Management Agreement.

24.4                        Transfers by the Funding 1 Liquidity Facility Provider

(a)                                  The Funding 1 Liquidity Facility Provider (the Existing Funding 1 Liquidity Facility Provider) may, subject to paragraph (b) below, at any time assign, transfer or novate any of its rights and/or obligations under this Agreement to another person with the Requisite Ratings (the New Funding 1 Liquidity Facility Provider) provided that the then current ratings of the Notes of an Issuer are not adversely affected thereby and further provided that if, at the time of such assignment, transfer or novation, the Funding 1 Liquidity Facility Provider is a Qualifying Lender, such other person is also at such time a Qualifying Lender.

(b)                                 The prior written consent of Funding 1 and the Security Trustee is required for any such assignment, transfer or novation, unless a Funding 1 Liquidity Facility Default is outstanding in which case no consent is required from Funding 1.  However, the prior written consent of Funding 1 and the Security Trustee must not be unreasonably withheld or delayed and will be deemed to have been given if, within 14 days of receipt by Funding 1 or the Security Trustee (as applicable) of an application for consent, it has not been expressly refused.

(c)                                  A transfer of obligations will be effective only if either:

(i)                                     the obligations are novated in accordance with Clause 24.5 (Procedure for novations); or

(ii)                                  the New Funding 1 Liquidity Facility Provider confirms to the Security Trustee and Funding 1 in writing that it undertakes to be bound by the terms of this Agreement (including, without limitation, the representations and warranties) to be made by it in accordance with Clause 14.2 (Representations and warranties by the Funding 1 Liquidity Facility Provider) and the Funding 1 Deed of Charge.  On the transfer becoming effective in this manner the Existing Funding 1 Liquidity Facility Provider shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Funding 1 Liquidity Facility Provider.

(d)                                 Nothing in this Agreement restricts the ability of the Funding 1 Liquidity Facility Provider to sub-contract an obligation if the Funding 1 Liquidity Facility Provider remains primarily liable under this Agreement for that obligation.

(e)                                  The Existing Funding 1 Liquidity Facility Provider is not responsible to a New Funding 1 Liquidity Facility Provider for:

(i)                                     the execution, genuineness, validity, enforceability or sufficiency of any Funding 1 Liquidity Document or any other document;

(ii)                                  the collectability of amounts payable under any Funding 1 Liquidity Document; or

(iii)                               the accuracy of any statements (whether written or oral) made in or in connection with any Funding 1 Liquidity Document.

(f)                                    The New Funding 1 Liquidity Facility Provider confirms to the Existing Funding 1 Liquidity Facility Provider and the other Finance Parties that it:

(i)                                     has made its own independent investigation and assessment of the financial condition and affairs of each of Funding 1 and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Funding 1 Liquidity Facility Provider in connection with any Funding 1 Liquidity Document; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of each of Funding 1 and its related entities while any amount is or may be outstanding under this Agreement or any Funding 1 Liquidity Facility Commitment is in force.

(g)                                 Nothing in any Funding 1 Liquidity Document obliges the Existing Funding 1 Liquidity Facility Provider to:

(i)                                     accept a re-transfer from a New Funding 1 Liquidity Facility Provider of the Funding 1 Liquidity Facility Commitment and/or rights and/or obligations assigned, transferred or novated under this Clause; or

(ii)                                  support any losses incurred by the New Funding 1 Liquidity Facility Provider by reason of the non-performance by Funding 1 of its obligations under this Agreement or otherwise.

(h)                                 Any reference in this Agreement to the Funding 1 Liquidity Facility Provider includes a New Funding 1 Liquidity Facility Provider.

24.5                        Procedure for novations

(a)                                  A novation is effected if:

(i)                                     the Existing Funding 1 Liquidity Facility Provider and the New Funding 1 Liquidity Facility Provider deliver to the Security Trustee a duly completed Novation Certificate, substantially in the form of Schedule 4; and

(ii)                                  the Security Trustee executes such Novation Certificate.

(b)                                 To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

(i)                                     the Existing Funding 1 Liquidity Facility Provider and the other Parties (the Existing Parties) will be released from their obligations to each other (the Discharged Obligations);

(ii)                                  the New Funding 1 Liquidity Facility Provider and the Existing Parties will assume obligations towards each other which differ from the Discharged Obligations only insofar as they are owed to or assumed by the New Funding 1 Liquidity Facility Provider instead of the Existing Funding 1 Liquidity Facility Provider;

(iii)                               the rights of the Existing Funding 1 Liquidity Facility Provider against the Existing Parties and vice versa (the Discharged Rights) will be cancelled; and

(iv)                              the New Funding 1 Liquidity Facility Provider and the Existing Parties will acquire rights against each other which differ from the Discharged Rights only insofar as they are exercisable by or against the New Funding 1 Liquidity Facility Provider instead of the Existing Funding 1 Liquidity Facility Provider,

all on the date of execution of the Novation Certificate by the Security Trustee or, if later, the date specified in the Novation Certificate.

25.                               DISCLOSURE OF INFORMATION

The Funding 1 Liquidity Facility Provider may disclose to any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

(a)                                  a copy of any Funding 1 Liquidity Document; and

(b)                                 any information which the Funding 1 Liquidity Facility Provider has acquired under or in connection with any Funding 1 Liquidity Document,

if that person undertakes to Funding 1 and the Security Trustee to keep the information confidential.

26.                               SET-OFF

(a)                                  The Funding 1 Liquidity Facility Provider undertakes with Funding 1 and the Security Trustee not to exercise or claim any right of set-off or combination or consolidation of accounts in respect of any account of Funding 1 with the Funding 1 Liquidity Facility Provider and/or interest accruing on amounts in any such account or any part of such account in or towards, or conditionally upon satisfaction of any liabilities to the Funding 1 Liquidity Facility Provider of Funding 1 or itself in any other capacity whatsoever or any other person.

(b)                                 In the event that the Funding 1 Liquidity Facility Provider (in breach of its undertaking in paragraph (a) above) exercises any right of set-off or combination or consolidation of accounts, the Funding 1 Liquidity Facility Provider shall pay to Funding 1 such additional amount so that the net amount received by Funding 1 will equal the full amount which would have been received by it if the Funding 1 Liquidity Facility Provider had not exercised or claimed such right of set-off or combination or consolidation of accounts.

27.                               SEVERABILITY

If a provision of any Funding 1 Liquidity Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)                                  the legality, validity or enforceability in that jurisdiction of any other provision of the Funding 1 Liquidity Documents; or

(b)                                 the legality, validity or enforceability in other jurisdictions of that or any other provision of the Funding 1 Liquidity Documents.

28.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts (manually or by facsimile) each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Agreement.

29.                               NOTICES

29.1                        Giving of notices

Any notice, communication or demand made under or in connection with this Agreement shall be in writing and shall be delivered personally, or by post, fax or cable to the addresses given in Clause 29.2 (Addresses) or at such other address as the recipient may have notified to the other party in writing.  Proof of posting or despatch of any notice or communication shall be deemed to be proof of receipt:

(a)                                  in the case of a letter, on the third business day after posting; and

(b)                                 in the case of a facsimile on the business day of despatch.

29.2                        Addresses for notices

The addresses referred to in this Clause 29 (Notices) are as follows:

(a)                                  in the case of Funding 1, to Permanent Funding (No. 1) Limited at Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (0) 20 7556 0975) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile no. +44 (0) 20 7574 8784) for the attention of Head of Capital Markets and Securitisation;

(b)                                 in the case of the Cash Manager, to Halifax plc at Trinity Road, Halifax, West Yorkshire HX1 2RG (LP/3/3/SEC) (facsimile number +44 (0) 113 235 7511) for the attention of Head of Mortgage Securitisation with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile no. +44 (0) 20 7574 8784) for the attention of Head of Capital Markets and Securitisation;

(c)                                  in the case of the Security Trustee, to The Bank of New York, One Canada Square, London E14 5AL (facsimile number + 44 (020) 7964 6061/6399) for the attention of Corporate Trust Services; and

(d)                                 in the case of the Funding 1 Liquidity Facility Provider, to JPMorgan Chase Bank, 125 London Wall, London EC2Y 5AJ (facsimile no. +44 20 7777 5305/5311) for the attention of European Loans, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 29.

30.                               THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

31.                               GOVERNING LAW

This Agreement is governed by and construed in accordance with English law.

32.                               SUBMISSION TO JURISDICTION

Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts.  Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT DOCUMENTS

1.                                       A copy of the memorandum and articles of association and certificate of incorporation of Funding 1.

2.                                       A copy of a resolution of the board of directors of Funding 1:

(a)                                  approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

(b)                                 authorising a specified person or persons to execute this Agreement on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

3.                                       A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

4.                                       A certificate of an authorised signatory of Funding 1 certifying that each copy document specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

5.                                       The Transaction Documents.

6.                                       Confirmation from Clifford Chance as legal counsel to the Security Trustee that they have received, on behalf of the Security Trustee, a transaction legal opinion from Allen & Overy.

SCHEDULE 2

CALCULATION OF THE MANDATORY LIQUID ASSET COST

(a)                                  For the purposes of paragraph (a) of the definition of Mandatory Liquid Asset Cost, the Mandatory Liquid Asset Cost for a Funding 1 Liquidity Facility Loan for its Funding 1 Liquidity Facility Interest Period is the rate determined by the Funding 1 Liquidity Facility Provider (rounded upward, if necessary, to four decimal places) calculated in accordance with the following formulae:

where on the day of application of the formula:

B                                        is the percentage of the Funding 1 Liquidity Facility Provider’s eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Funding 1 Liquidity Facility Provider to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

Y                                        is the applicable LIBOR for that Funding 1 Liquidity Facility Provider;

S                                         is the percentage of the Funding 1 Liquidity Facility Provider’s eligible liabilities which the Bank of England requires the Funding 1 Liquidity Facility Provider to place as a special deposit;

Z                                        is the lower of Y and the interest rate per annum paid by the Bank of England on special deposits; and

F                                         is the charge payable by the Funding 1 Liquidity Facility Provider to the Financial Services Authority under the fees rules (but, for this purpose, calculated by the Funding 1 Liquidity Facility Provider on a notional basis as being the average of the fee tariffs within fee block Category A1 (Deposit acceptors) of the fees rules, applying any applicable discount and ignoring any minimum fee required under the fees rules) and expressed in pounds per £1 million of the tariff base of the Funding 1 Liquidity Facility Provider.

(b)                                 For the purposes of this Schedule 2:

(i)                                     eligible liabilities and special deposits have the meanings given to them at the time of application of the formula under or pursuant to the Bank of England Act 1998 or by the Bank of England; and

(ii)                                  fee base means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook; and

(iii)                               tariff base has the meaning given to it in the fees rules.

(c)                                  In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.  A negative result obtained by subtracting Z from Y is taken as zero.

(d)                                 (i)            Each formula is applied on the first day of the relevant Funding 1 Liquidity Interest Period.

(ii)                                  Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(iii)                               If the formula produces a negative percentage, the percentage shall be taken as zero.

(e)                                  If the Funding 1 Liquidity Facility Provider determines, after consultation with Funding 1 that a change in circumstances has rendered, or will render, the formula inappropriate, the Funding 1 Liquidity Facility Provider shall notify Funding 1 of the manner in which the Mandatory Liquidity Asset Cost will subsequently be calculated. The manner of calculation so notified by the Funding 1 Liquidity Facility Provider shall, in the absence of manifest error, be binding on all the parties.

SCHEDULE 3

FORM OF FUNDING 1 LIQUIDITY FACILITY REQUEST

To:          JPMorgan Chase Bank as Funding 1 Liquidity Facility Provider

Copy:                The Bank of New York (as Security Trustee)

From:      Permanent Funding (No. 1) Limited

Date:[          ]

PERMANENT FUNDING (NO. 1) LIMITED

£[•,000,000] Funding 1 Liquidity Facility Agreement (as amended and/or restated from time to time)

1.                                       We wish to borrow a Funding 1 Liquidity [Facility Drawing/Facility Stand-by Drawing] as follows:

(a)                                  Funding 1 Liquidity Facility Drawdown Date: [                      ]

(b)                                 Funding 1 Liquidity Facility

(c)                                  Amount: £[                      ]

(d)                                 Payment Instructions: [                      ].**

(e)                                  Term of Funding 1 Liquidity [Facility Drawing/Facility Stand-by Drawing]: [          ]

2.                                       We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Funding 1 Liquidity Facility Request.

3.                                       We confirm that the Funding 1 Liquidity Facility Drawing is to be used for one of the purposes specified in Clause 3 (Purpose).

By:

PERMANENT FUNDING (NO. 1) LIMITED

Authorised Signatory

**           This will be the Funding 1 Liquidity Facility Stand-by Account if this is a Funding 1 Liquidity Facility Stand-by Drawing.

SCHEDULE 4

FORM OF NOVATION CERTIFICATE

To:                              [The Bank of New York] (as Security Trustee)

From:      [THE EXISTING FUNDING 1 LIQUIDITY FACILITY PROVIDER] and

[THE NEW FUNDING 1 LIQUIDITY FACILITY PROVIDER]                                                                                                                                                                                                                                                                                  Date: [          ]

PERMANENT FUNDING (NO. 1) LIMITED

£[●,000,000] Funding 1 Liquidity Facility Agreement as amended and/or restated from time to time)

We refer to Clause 24.5 (Procedure for novations).

1.                                       We JPMorgan Chase Bank (the Existing Funding 1 Liquidity Facility Provider) and [                      ] (the New Funding 1 Liquidity Facility Provider) agree to the Existing Funding 1 Liquidity Facility Provider and the New Funding 1 Liquidity Facility Provider novating all the Existing Funding 1 Liquidity Facility Provider’s Funding 1 Liquidity Facility Commitment (or part) and/or rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for novations).

2.                                       The specified date for the purposes of Clause 24.5(b) (Procedure for novations) is [date of novation].

3.                                       The New Funding 1 Liquidity Facility Provider makes the representations and warranties to be made by it in accordance with Clause 14 (Representations and warranties) as at [date of novation].

4.                                       The address for notices of the New Funding 1 Liquidity Facility Provider for the purposes of Clause 29.2 (Addresses for notices) is set out in the Schedule to this Novation Certificate.

5.                                       This Novation Certificate is governed by English law.

THE SCHEDULE

Funding 1 Liquidity Facility Commitment and rights and obligations to be novated

[insert relevant details]

[New Funding 1 Liquidity Facility Provider]

[Address for notices]

[Existing Funding 1	[New Funding 1 Liquidity	[SECURITY TRUSTEE]
Liquidity Facility Provider]	Facility Provider]
By:	By:	By:

Date:	Date:	Date:

SIGNATORIES

FUNDING 1

SIGNED by	)
for and on behalf of	)
PERMANENT FUNDING (NO. 1) LIMITED	)

FUNDING 1 LIQUIDITY FACILITY PROVIDER

SIGNED by	)
for and on behalf of	)
JPMORGAN CHASE BANK	)

CASH MANAGER

SIGNED by	)
for and on behalf of	)
HALIFAX plc	)

SECURITY TRUSTEE

SIGNED by	)
for and on behalf of	)
THE BANK OF NEW YORK	)